STAR ASSOCIATES, LLC


                                        July 29, 2002

Ventures - National Incorporated
5525 South 900 East
Suite 11D
Salt Lake City, Utah 84117

Attention:     Chief Executive Officer

Gentlemen:

     We are pleased to set forth the terms of the retention of STAR Associates, LLC ("STAR") by Ventures-National Incorporated (collectively with its affiliates the "Company").

     1. STAR will assist the Company as its non-exclusive financial advisor, finder, and agent in connection with any Transaction with which the Company may be involved. As used in this Agreement, the term "Transaction" shall mean (a) any merger, consolidation, reorganization, recapitalization, business combination, or other transaction pursuant to which the Company is acquired by, or combined with, any third party which shall be introduced to the Company by STAR during the term of this Agreement (any such entity, a "Target") or (b) the acquisition or sale, directly or indirectly, by the Company (or by one or more persons acting together with the Company pursuant to a written agreement or otherwise), in a single transaction or a series of transaction, of (i) all or substantially all, or any of the assets of the Company or Target or (ii) shares of the Target's capital stock. STAR's services will include advice with respect to valuation and structuring of any Transaction, assisting the Company in the Company's efforts to obtain financing for any Transaction, and assisting the Company in negotiations relating to any Transaction.

     2. In connection with STAR's activities on the Company's behalf, the Company will cooperate with STAR and will furnish STAR with all information and data concerning the Company, any Transaction, and, to the extent available to the Company (the "Information") which STAR deems appropriate and will provide STAR with access to the Company's officers, directors, employees, independent accountants, and legal counsel. To the extent that the Company has access to the officers, directors, employees, independent accountants, and legal counsel of the Target, it will provide such access to STAR. The Company represents and warrants that all Information (a) made available to STAR by the Company or (b) contained in any filing by the Company with any court or governmental regulatory agency, commission, or instrumentality with respect to any Transaction will, at all times during the period of the engagement of STAR hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. The Company further represents and warrants that any projections provided by it to STAR will have been prepared in good faith and will be based upon assumptions, which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, STAR will be using and relying on the Information (and information available from public sources and other sources deemed reliable by
STAR) without independent verification thereof by STAR or independent appraisal by STAR of any of the Company or the Company's assets or of the Target or the Target's assets. STAR does not assume responsibility for the accuracy or completeness of the Information or any other information regarding the Target, the Company, or any Transaction. Any advice rendered by STAR pursuant to this Agreement may not be disclosed publicly without STAR's prior written consent.

     3. In consideration of our services pursuant to this Agreement, STARshall be entitled to receive, and the Company agrees to pay STAR aggregate investment banking fees equal to 1.0% of the Consideration (as hereinafter defined) given upon the closing of such Transaction in aggregate, which 1.0% the Company and STAR agree is fair compensation to STAR for services in connection with this Agreement. For purposes of this Agreement, "Consideration" shall include the aggregate amount of cash, securities, or other assets received by the Company or its shareholders in connection with a Transaction, plus (i) the present value of any payments made or to be made pursuant to installment notes, covenants not-to-compete, or other, similar arrangements (but excluding any future compensation for future employment in an amount consistent with that paid by the Company prior to the Transaction);
(ii) the face amount of any debt of the company or the Company's shareholders (but excluding operating leases, trade payables and normal accruals) which is assumed otherwise borne by the purchaser; and (iii) the amount of any dividends or other extraordinary payments or distributions made by the Company to its shareholders, officers, directors, or employees in anticipation of the Transaction. The "present value of any payments made or to be made" shall be determined using the face amount of the payments, and a discount rate equal to the yield of 5-year Treasuries plus 1% at the end of the day immediately preceding the close of the Transaction. Any securities or other non-cash consideration, received as consideration shall have a value equal to the cash equivalent value, as reasonably determined by STAR. If the Transaction takes the form of a purchase of assets and an assumption of liabilities, then Consideration shall include the fair market value of the assets purchased from the Company, its shareholders or their affiliates, plus the face amount of any debt of the company, its shareholders, or their affiliates (but excluding operating leases, trade payables and normal accruals) that is assumed by the purchaser. If all or any portion of the consideration payable in connection with the Transaction includes contingent future payments, then the Company shall pay to STAR, upon consummation of the Transaction, an additional cash fee determined in accordance with this Paragraph 3, when, and if, such contingency payments are received. However, in the event of an installment purchase at a fixed price and a fixed time schedule the Company agrees to pay to STAR, upon consummation of the Transaction, a cash fee determined in accordance with this Paragraph 3 based upon the present value of such
installment payments using a discount rate referenced above.   All monetary
fees shall be made payable and wired to the order of STAR Associates, LLC. Such compensation shall be paid in cash at the time described for each payment herein without regard to whether such consummated Transaction involves payments in cash, in stock, or in a combination of cash and stock, or is made on an installment basis. In the event that, for any reason, the Company shall fail to pay to STAR all or any portion of the compensation otherwise due thereto pursuant to this Agreement, in addition interest shall accrue on such amount and shall be payable on the unpaid balance due hereunder from the date such amount was due through and including the date actually received by STAR at the rate of interest equal to two points over the prime rate of interest as determined by Citibank, N.A. in New York, New York, computed on a daily basis and adjusted as announced from time to time.

     4. In addition to the fees described in paragraph 3 above, the Company agrees to promptly reimburse STAR, upon request, for all out-of-pocket expenses incurred by STAR (including reasonable fees and disbursements of counsel, and of other consultants and advisors retained by STAR) in connection with the matters contemplated by this Agreement.

     5. The Company agrees to indemnify STAR in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

     6. The term of this Agreement shall commence on the date hereof and expire on the second anniversary of the date hereof. Notwithstanding anything herein to the contrary, if the Company shall, within two years immediately following the termination of such two year period or the date of the termination of this Agreement, if earlier, consummate a Transaction with any party directly or indirectly introduced to the Company by, or on behalf of, or worked with on behalf of the Company STAR, the Company shall be required to pay to STAR the fee determined in accordance with Section 3 hereof with respect to such Transaction. Notwithstanding the foregoing, either party hereto may terminate this Agreement at any time upon written notice, without liability or expenses incurred or continuing obligation, except as otherwise set forth in this Paragraphs 3, 4, and 9. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect:
(i) any compensation earned by STAR or any other finder up to the date of termination or completion, as the case may be, (ii) any compensation to be earned by STAR after termination hereof, (iii) the reimbursement of expenses incurred by STAR up to the date of termination or completion, as the case may be, (iv) the provisions of Sections 3 through 11, inclusive, of this Agreement, and (v) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

     7. The validity and interpretation of this Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to be fully performed therein, without reference to conflicts of laws.

     8. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

     9. The Consultant may disclose any Confidential Information that is required to be disclosed by law, government regulation, or court or administrative order or process. If disclosure is required, the Consultant will give the Company advance notice so that the Company may seek a protective order or take other action reasonable under of the circumstances. The Company also understands the Consultant must release all types of information in performance of the duties for the Company and requests to be informed upon request for a list of which confidential information has been dispersed.

     10. Upon termination of this Agreement, the Consultant will promptly return to the Company at the Company's cost and request or destroy all materials containing Confidential Information, including, but not limited to, data, records, reports, and other property furnished by the Company to the Consultant.

     11. Each of the parties hereto represents and warrants that execution, delivery, or performance of this Agreement does not conflict with, or violate the terms of, any other agreement to which it is a party or by which it is bound.

     12. Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given when delivered personally, sent by private express mail service (such as Federal Express), or sent by registered or certified mail (return receipt requested) to the address set forth herein (or to such other address as any party has furnished in writing to the other parties).

     13. The invalidity or unenforceability of any particular provision of this Agreement or portion thereof shall not affect the validity or enforceability of any other provision thereof or portion thereof. If any provision of this Agreement is adjudicated to be so broad as to be unenforceable, it shall be interpreted to be only as broad as is enforceable.

     14. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.


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
     If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.
                                   Very truly yours,


                                   STAR ASSOCIATES, LLC


                                   By:  /s/ Robert E. Ciri
                                     Name:  Robert E. Ciri
                                     Title:  Principal



Confirmed and Agreed to
this 29th day of July, 2002:

VENTURES-NATIONAL, INC.



By: /s/ John Winchester
  Name:   John Winchester
  Title:  President

                    INDEMNIFICATION PROVISIONS


     Ventures-National Incorporated, a Utah corporation (the "Company"), agrees to indemnify and hold harmless STAR Associates, LLC ("STAR") against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and all actions, suits, proceedings, and investigations in respect thereof and any and all legal or other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, proceeding, or investigation (whether or not in connection with litigation in which STAR is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (a) STAR's acting for the Company, including, without limitation, any act or omission by STAR in connection with its acceptance of or the performance or non-performance of its obligations under the agreement, dated August ____, 2002, between STAR and the Company, as such agreement may be amended from time to time (the "Agreement"), or (b) any Transaction (as such term is defined in the Agreement); provided, however, such indemnity shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense, or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of
STAR.   The Company also agrees that STAR shall not have any liability
(whether direct or indirect in contract or tort or otherwise) to the Company for or in connection with the engagement of STAR, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not to subject to further appeal) to have resulted primarily and directly from STAR's gross negligence or willful misconduct.

     These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to STAR or the persons indemnified below in this sentence and shall extend to the following: STAR, its affiliated entities, directors, officers, employees, counsel, agents, and controlling persons (within the meaning of the federal securities laws). All references to STAR in these Indemnification Provisions shall be deemed to include any and all of the foregoing.

     If any action, suit, proceeding, or investigation is commenced as to which STAR proposed to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by STAR to notify the Company shall not relieve the Company from its obligations hereunder. STAR shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against STAR made with its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of STAR, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to STAR of an unconditional release from all liability in respect of such claim.

     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made, but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and STAR, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and STAR, on the other hand, in connection with the statements, acts, or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, STAR shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by STAR pursuant to the Agreement.

     Neither termination nor completion of the engagement of STAR referred to above shall affect these Indemnification Provisions, which shall then remain operative and in full force and effect.